Exhibit 99.1

Steel Connect Reports Financial Results for Fiscal Year 2019 and the Fourth Quarter

WALTHAM, Mass. (October 15, 2019) – Steel Connect, Inc. (the “Company”) (NASDAQ Global Select Market: STCN) today announced financial results for its fiscal year ended July 31, 2019 and the fourth quarter.

Operating Results

Fiscal Year ended July 31, 2019 Financial Highlights

•	Net revenue for fiscal 2019 increased $174.6 million to $819.8 million, compared to net revenue of $645.2 million in fiscal year 2018
•	Gross margin increased 260 basis points to 18.3% in fiscal 2019, compared to 15.7% in fiscal year 2018
•	Operating loss was ($25.2) million in fiscal 2019, compared to a loss of ($8.3) million in fiscal year 2018
•	Adjusted EBITDA increased $29.4 million to $65.4 million, compared to $36.0 million in fiscal year 2018

Fourth Quarter Financial Highlights

•	Net revenue for the fourth quarter of fiscal 2019 increased $9.4 million to $204.5 million, compared to $195.1 million for the same period of 2018
•	Gross margin was 18.2% for the fourth quarter of fiscal 2019, compared to 19.1% for the same period of 2018
•	Operating loss was ($33.1) million for the fourth quarter of fiscal 2019, compared to a loss of ($0.2) million for the same period of 2018
•	Adjusted EBITDA was $14.8 million for the fourth quarter of fiscal 2019, compared to $15.5 million for the same period of 2018

The Company is presenting EBITDA and Adjusted EBITDA to assist investors with their understanding of the Company’s results of operations and financial condition. See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definitions of EBITDA and Adjusted EBITDA.

Fiscal Year 2019 and Fourth Quarter Highlights

•	Net cash provided by operating activities was $20.8 million, compared to $10.0 million in fiscal 2018
•	At July 31, 2019, the Company had cash and cash equivalents of $32.5 million, compared to $92.1 million at July 31, 2018, primarily due to the settlement of the Company’s convertible notes which matured on March 1, 2019
•	Total debt decreased by $65.7 million from July 31, 2018 to July 31, 2019
•	Capital expenditures were $14.5 million during fiscal 2019, primarily for facility modernization and to increase operational efficiencies
•	During the fourth quarter of 2019, the Company recorded liabilities totaling $32.1 million related to certain tax-related liabilities, which reflected the Company’s revised estimate for such exposure

Warren Lichtenstein, Executive Chairman and Interim Chief Executive Officer of Steel Connect, stated, “Our fiscal year 2019 results show improvements throughout the businesses. We recorded an increase of $29.4 in Adjusted EBITDA and increased net cash provided by operating activities by $10.8 million, while significantly reducing our total debt. We have delivered growth and are focused on cost reduction and facility rationalization to improve margins. Excluding a $32.1 million charge in the fourth quarter of fiscal 2019 related to certain tax-related liabilities, operating results in the fourth quarter of 2019 were comparable with the same period in 2018. Looking forward to fiscal year 2020, we remain focused on driving efficiencies in both our Supply Chain and Direct Marketing segments, leveraging the Steel Business System and SteelGrow, and other management tools and services. I believe we will realize additional savings and synergies over time. We continue to drive positive changes to enhance our organization, support our customers, and deliver increased shareholder value.”

Fiscal Year Financial Summary

During the fiscal year ended July 31, 2019, the Company changed the determination of reportable segments. The Company has determined that it has two reportable segments: Services (“Supply Chain”) and Products (“Direct Marketing” or “IWCO”). The July 31, 2018 financial information has been restated to reflect these changes on a comparable basis.

Net Revenue

The Company reported net revenue of $819.8 million for the twelve months ended July 31, 2019, compared to $645.2 million for the same period in the prior year, an increase of $174.6 million or 27.1%. The year-over-year improvement was primarily related to the Direct Marketing segment as IWCO Direct was acquired in December 2017. Supply Chain revenues decreased $13.0 million as the Company focused on profitable product lines.

Operating Loss

The Company reported operating loss of ($25.2) million for the twelve months ended July 31, 2019, compared to an operating loss of ($8.3) million for the same period in the prior year, a decrease of ($16.9) million. This decrease was attributable to a $32.1 million adjustment related to certain tax-related liabilities recorded by IWCO. Operating results were also negatively impacted by an increase of $10.1 million in non-cash amortization of intangible assets related to the IWCO acquisition. Fiscal year 2018 operating results were favorably impacted by a $12.7 million gain on sale of property.

Adjusted EBITDA

The Company reported Adjusted EBITDA of $65.4 million for the fiscal year ended July 31, 2019, compared to Adjusted EBITDA of $36.0 million in fiscal year 2018, an increase of $29.4 million.

Fourth Quarter Financial Summary

Net Revenue

The Company reported net revenue of $204.5 million for the fourth quarter ended July 31, 2019, compared to $195.1 million for the same quarter in the prior year, an increase of $9.4 million. Revenue in the Direct Marketing segment for the fourth quarter ended July 31, 2019 was $124.4 million, compared to $119.2 million for the prior period ended July 31, 2018. The year-over-year increase was primarily related to an increase in the average price per package mailed. The Company’s Supply Chain business reported total revenue of $80.1 million for quarter ended July 31, 2019, compared to $75.9 million for the same period in the prior year. This increase is primarily related to higher net revenue from programs in the computing and consumer electronics markets.

Operating Loss

The Company reported an operating loss of ($33.1) million for the fourth quarter ended July 31, 2019, compared to an operating loss of ($0.2) million for the same period in the prior year. The decrease of ($32.9) million year-over-year was primarily related to the adjustment for tax-related liabilities previously mentioned, as well as a $2.5 million non-cash asset impairment charge recorded by Supply Chain during the fourth quarter of 2019.

Adjusted EBITDA

The Company reported Adjusted EBITDA of $14.8 million for the three months ended July 31, 2019, compared to Adjusted EBITDA of $15.5 million in the same period in the prior year, a decrease of $0.7 million.

About Steel Connect, Inc.

Steel Connect, Inc. is a diversified holding company with two wholly-owned subsidiaries, ModusLink Corporation and IWCO Direct, that have market-leading positions in supply chain management and direct marketing.

ModusLink Corporation provides supply chain business management services to many of the world’s great brands across a diverse range of industries, including consumer electronics, telecommunications, computing and storage, software and content, consumer packaged goods, medical devices, retail and luxury goods. With experience and expertise in packaging, kitting and assembly, fulfillment, digital commerce, reverse logistics, as well as a global footprint spanning the Americas, Europe, and the Asia-Pacific region, the Company’s adaptive approach to supply chain services helps to drive growth, lower costs, and improve profitability.

IWCO Direct is a leading provider of data-driven marketing solutions that help clients drive response across all marketing channels to create new and more loyal customers. It is one of the largest direct mail production providers in North America, with a full range of services including strategy, creative, and execution for omnichannel marketing campaigns, along with one of the industry’s most sophisticated postal logistics strategies for direct mail.

For details on ModusLink Corporation’s solutions visit www.moduslink.com, read the Company’s blog for supply chain professionals, and follow on LinkedIn, Twitter, Facebook, and YouTube.

For details on IWCO Direct visit www.iwco.com, read the Company’s blog, “SpeakingDIRECT,” or follow on LinkedIn and Twitter.

Steel Connect, ModusLink, and IWCO Direct are registered trademarks of Steel Connect, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

Note Regarding Use of Non-GAAP Financial Measurements

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses EBITDA and Adjusted EBITDA, non-GAAP financial measures, to assess its performance. EBITDA represents earnings before interest income, interest expense, income tax expense, depreciation and amortization of intangible assets. We define Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, strategic consulting and other related professional fees, executive severance and employee retention, restructuring, non-cash charge related to a fair value step-up to work-in-process inventory, charge for tax-related liabilities, share-based compensation, gain (loss) on sale of long-lived assets, impairment of long-lived assets, unrealized foreign exchange (gains) losses, net, other non-operating (gains) losses, net, and (gains) losses on investments in affiliates and impairments.

We believe that providing EBITDA and Adjusted EBITDA to investors is useful, as these measures provide important supplemental information of our performance to investors and permit investors and management to evaluate the operating performance of our business. We use EBITDA and Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance, and evaluating short-term and long-term operating trends in our core business segments. We believe that EBITDA and Adjusted EBITDA financial measures assist in providing an enhanced understanding of our underlying operational measures to manage our core businesses, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

See the EBITDA and Adjusted EBITDA reconciliation included in the financial tables of this release.

Forward-Looking Statements and Use of Non-GAAP Measures

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations, and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy and to achieve anticipated synergies and benefits from business acquisitions, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; the Company’s ability to repay indebtedness; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations, and personnel in accordance with the Company’s business strategy; client or program losses; demand variability with clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available on the Company’s Investor Relations website under the “SEC Filings” tab.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Investor Relations Contact:

Jennifer Golembeske

212-520-2300

jgolembeske@steelpartners.com

– Tables to Follow –

Steel Connect, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	July 31,	July 31,
	2019	2018

Assets:
Cash and cash equivalents	$32,548	$92,138
Accounts receivable, net	112,141	99,254
Inventories, net	23,674	47,786
Restricted cash	13,516	11,688
Prepaid and other current assets	31,445	13,415
Total current assets	213,324	264,281

Property and equipment, net	91,268	106,632
Goodwill	257,128	254,352
Other intangible assets, net	162,518	192,964
Other assets	7,325	8,821
Total assets	$731,563	$827,050

Liabilities:
Accounts payable	$85,898	$78,212
Accrued expenses	112,658	88,426
Restricted cash	13,516	11,688
Current portion of long-term debt	5,732	5,727
Other current liabilities	39,046	42,029
Convertible Notes payable	—	50,274
Total current liabilities	256,850	276,356
Convertible Notes payable	7,432	14,256
Long-term debt, excluding current portion	368,505	383,111
Other long-term liabilities	10,898	10,507
Total liabilities	643,685	684,230

Contingently redeemable preferred stock	35,186	35,192

Stockholders' equity	52,692	107,628

Total liabilities, contingently redeemable preferred stock and stockholders' equity	$731,563	$827,050

Steel Connect, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31,
	2019	2018	Fav (Unfav)	2019	2018	Fav (Unfav)

Net revenue:
Services	$80,116	$75,897	5.6%	$332,928	$345,900	(3.8%)
Products	124,355	119,180	4.3%	486,902	299,358	62.6%
Total net revenue	204,471	195,077	4.8%	819,830	645,258	27.1%

Cost of revenue	167,345	157,721	(6.1%)	670,100	543,999	(23.2%)
Gross profit	37,126	37,356	(0.6%)	149,730	101,259	47.9%
	18.2%	19.1%	(1.0%)	18.3%	15.7%	2.6%
Operating expenses:
Selling, general and administrative	62,376	29,296	(112.9%)	144,078	101,972	(41.3%)
Amortization of intangible assets	7,277	8,214	11.4%	30,446	20,285	(50.1%)
(Gain) loss on sale of property	571	—	N/M	485	(12,692)	(103.8%)
Total operating expenses	70,224	37,510	(87.2%)	175,009	109,565	(59.7%)
Operating loss	(33,098)	(154)	N/M	(25,279)	(8,306)	N/M
Other expenses, net	(4,170)	(7,063)	41.0%	(36,820)	(26,982)	(36.5%)
Loss before taxes	(37,268)	(7,216)	(416.4%)	(62,099)	(35,288)	(76.0%)
Income tax expense (benefit)	713	516	(38.1%)	4,670	(71,202)	N/M
Gains on investments in affiliates, net of tax	—	(200)	N/M	(42)	(801)	(94.8%)
Net income (loss)	(37,981)	(7,533)	(404.2%)	(66,727)	36,715	281.7%

Less: Preferred dividends on redeemable preferred stock	(532)	(536)	0.8%	(2,129)	(1,335)	(59.5%)
Net income (loss) attributable to common stockholders	$(38,513)	$(8,069)	(377.3%)	$(68,856)	$35,380	N/M

Basic net earnings (loss) per share attributable to common stockholders:	$(0.63)	$(0.13)		$(1.13)	$0.60
Diluted net earnings (loss) per share attributable to common stockholders:	$(0.63)	$(0.13)		$(1.13)	$0.53

Weighted average common shares used in:
Basic earnings (loss) per share	61,180	62,081		61,180	59,179
Diluted earnings (loss) per share	61,180	62,081		61,180	81,899

Steel Connect, Inc. and Subsidiaries
Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(in thousands)
(unaudited)

Net income (loss) to Adjusted EBITDA
	Three Months Ended July 31,		Twelve Months Ended July 31,

	2019	2018	2019	2018

Net income (loss)	$(37,981)	$(7,533)	$(66,727)	$36,715

Interest income	(11)	(248)	(528)	(679)
Interest expense	9,616	10,521	41,951	29,884
Income tax expense	713	516	4,670	(71,202)
Depreciation	5,726	5,403	22,058	16,791
Amortization of intangible assets	7,278	8,214	30,446	20,285
EBITDA	(14,659)	16,872	31,870	31,794

Strategic consulting and other related professional fees	100	30	722	2,937
Executive severance and employee retention	312	—	387	202
Restructuring	57	152	57	271
Non-cash charge related to a fair value step-up to work-in-process inventory	—	240	—	7,211
Adjustments related to certain tax liabilities	32,070	—	32,070	—
Share-based compensation	93	1,144	1,267	10,801
(Gain) loss on sale of long-lived asset	571	765	485	(12,070)
Impairment of long-lived assets	2,546	—	3,015	(91)
Unrealized foreign exchange gains, net	(1,835)	(1,966)	(115)	(2,408)
Other non-cash gains, net	(4,494)	(1,568)	(4,265)	(1,839)
Gains on investments in affiliates and impairments	—	(200)	(42)	(801)
Adjusted EBITDA	$14,761	$15,470	$65,451	$36,007